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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cornell Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2003

To the Stockholders of
Cornell Companies, Inc.:

        Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Companies, Inc. (the "Company") will be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m. Central time, on Thursday, June 12, 2003, for the following purposes:

  1.
  To elect six directors to the Board of Directors.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the 2003 fiscal year.

  3.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on April 23, 2003 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                      By Order of the Board of Directors

                      Kevin B. Kelly, Secretary

Houston, Texas
April 30, 2003

        WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

CORNELL COMPANIES, INC.
1700 West Loop South, Suite 1500
Houston, Texas 77027

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Companies, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 12, 2003, at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about May 8, 2003.

        In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

        A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent public accountants and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

        The Board of Directors has fixed the close of business on April 23, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 12,774,638 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

        The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 23, 2003, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Royce & Associates, Inc. (2) 1414 Avenue of the Americas New York, New York 10019	1,752,000	13.7%
FMR Corp. (3) 82 Devonshire Street Boston, Massachusetts 02109	1,361,879	10.7%
Wellington Management Company, LLP (4) 75 State Street Boston, Massachusetts 02109	1,236,700	9.7%
Caxton Associates, L.L.C. (5) Princeton Plaza, Building 2 731 Alexander Road Princeton, New Jersey 08540	986,700	7.7%
Dimensional Fund Advisors Inc. (6) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	810,200	6.3%
FleetBoston Financial Corporation (7) 100 Federal Street Boston, Massachusetts 02110	737,800	5.8%
JANA Partners LLC (8) 536 Pacific Avenue San Francisco, California 94133	702,300	5.5%
Anthony R. Chase	31,644	*
David M. Cornell (9)	361,861	2.8%
John L. Hendrix	78,812	*
Thomas R. Jenkins	66,679	*
Peter A. Leidel	92,050	*
Arlene R. Lissner	19,708	*
Steven W. Logan	336,213	2.6%
Patrick N. Perrin	72,353	*
Harry J. Phillips, Jr.	111,250	*
D. Stephen Slack	—	*
Tucker Taylor	46,424	*
Marcus A. Watts	24,027	*
Marvin H. Wiebe, Jr.	46,977	*
All directors and executive officers as a group (13 persons)	1,287,998	9.6%

*
Less than 1.0%.

(1)
Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (24,600 for Mr. Chase, 178,267 for Mr. Cornell, 42,625 for Mr. Hendrix, 39,832 for Mr. Jenkins, 20,933 for Mr. Leidel, 16,333 for Ms. Lissner, 200,457 for Mr. Logan, 16,865 for Mr. Perrin, 61,250 for Mr. Phillips, 25,933 for Mr. Taylor, 16,850 for Mr. Watts, 36,222 for Mr. Wiebe and 680,167 for all the above as a group).

(2)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(3)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates sole voting power for 89,100 shares of Common Stock and sole dispositive power for 1,361,879 shares of Common Stock.

(4)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates shared voting power for 687,900 shares of Common Stock and shared dispositive power for 1,236,700 shares of Common Stock.

(5)
Includes 865,248 shares owned by Caxton International Limited, 25,629 shares owned by Caxton Equity Growth LLC and 95,823 shares owned by Caxton Equity Growth (BVI) Ltd. Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002, Caxton Associates, L.L.C. is the trading advisor to Caxton International Limited and Caxton Equity Growth (BVI) Ltd., and the managing member of Caxton Equity Growth LLC and, as such, has voting and dispositive power of the shares identified above. Mr. Bruce S. Kovner, by reason of being Chairman of Caxton Associates, L.L.C. and the sole shareholder of Caxton Corporation, the manager and majority owner of Caxton Associates, L.L.C., may also be deemed to be the beneficial owner of the shares identified above.

(6)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock.

(7)
Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates sole voting power for 534,400 shares of Common Stock and sole dispositive power for 737,800 shares of Common Stock.

(8)
Based on a filing made with the SEC reflecting ownership of Common Stock as of April 14, 2003. The filing indicates sole voting and dispositive power with respect to the referenced shares of Common Stock. JANA Partners LLC is a private money management firm which holds the shares of Common Stock in various accounts under its management and control.

(9)
Mr. Cornell has sole voting power for 361,861 shares of Common Stock and sole dispositive power for 341,896 shares of Common Stock, of which 178,267 shares are subject to stock options exercisable within 60 days. The total includes 19,965 shares over which Jane B. Cornell, the former wife of David M. Cornell, has sole dispositive power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2002 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        Six directors are to be elected at the Annual Meeting. All of the Company's directors except David M. Cornell and Peter A. Leidel are standing for re-election at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Stockholders do not have the right to cumulate votes with respect to voting for directors.

        The Company recommends voting "For" the nominees.

Nominees for Director

        The following table sets forth the name, age and principal position of each nominee for director:

Name	Age	Position
Anthony R. Chase	48	Director
Arlene R. Lissner	72	Director; Director of Special Projects
Harry J. Phillips, Jr.	53	Director; Chairman of the Board; Executive Chairman
D. Stephen Slack	53	Director
Tucker Taylor	64	Director
Marcus A. Watts	45	Director

        Anthony R. Chase has been a director of the Company since October 1999. Mr. Chase has served as Chairman and Chief Executive Officer of ChaseCom Limited Partnership since December 1998 and as President and Chief Executive Officer of Faith Broadcasting, L.P. since November 1993. Mr. Chase is also Chairman of the Board of the Telecom Opportunity Institute, a national, non-profit organization founded by ChaseCom Limited Partnership to increase career, education and job training opportunities in the telecommunications industry for people in historically underserved communities. Mr. Chase is a Professor of Law at the University of Houston Law Center. Mr. Chase is a director of Leap Wireless International, Inc., a nationwide provider of wireless phone service, a director of Northern Trust Bank of Texas, and a Member of the Council on Foreign Relations. Mr. Chase is a director of the Houston branch of the Federal Reserve Bank of Dallas.

        Arlene R. Lissner has been a director since September 1997 when the Company acquired The Abraxas Group, Inc. ("Abraxas"), and is Director of Special Projects. Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas. Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997.

        Harry J. Phillips, Jr.    has been a director since January 2001. Mr. Phillips was named Chairman of the Board of Directors of the Company on February 6, 2002 and Executive Chairman of the Company on April 16, 2002. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc. Mr. Phillips previously served as Chairman and Chief Executive Officer of American

Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

        D. Stephen Slack has been a director since March 2003. Mr. Slack has been President and Chief Executive Officer of South Bay Resources, L.L.C., an energy exploration company that is in formation, since February 2003. Mr. Slack was Chief Financial Officer and Principal of Andex Resources, LLC, an energy exploration and production company, from June 2000 to January 2003. From 1995 to 2000, Mr. Slack was Chief Financial Officer of Inventory Management & Distribution Company, an independent manager of natural gas storage and transportation assets. Mr. Slack previously served as Chief Financial Officer of Pogo Producing Company.

        Tucker Taylor has been a director since October 1996. Mr. Taylor has been President of CBCA, Inc., a company that administers health benefits for self-insured employers, since July 2000. From 1992 to 1999, Mr. Taylor was Executive Vice President of Medical Care International and, after an acquisition, a Senior Vice President at Columbia/HCA. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Severn Healthcare, a healthcare provider.

        Marcus A. Watts has been a director since January 2001. Mr. Watts is a partner of the law firm of Locke Liddell & Sapp LLP where he has practiced corporate and securities law since 1984. Mr. Watts is a director of Aeriform, Inc. and serves on the board of various civic and charitable organizations.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee, Compensation Committee and a Nominating Committee.

        The Audit Committee in 2002 was composed of Anthony R. Chase (beginning April 30, 2002), James H.S. Cooper (until November 26, 2002), Peter A. Leidel (until April 30, 2002), Tucker Taylor and Marcus A. Watts (until April 30, 2002). The Audit Committee held five meetings during the last fiscal year. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Audit Committee is currently composed of Anthony R. Chase, Peter A. Leidel, and Tucker Taylor.

        The Compensation Committee, which in 2002 was composed of Anthony R. Chase, Harry J. Phillips, Jr. (until March 4, 2002), and Tucker Taylor, met two times during the last fiscal year. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan") and the 2000 Broad-Based Employee Plan (the "Broad-Based Plan"). The Compensation Committee is currently composed of Anthony R. Chase and Tucker Taylor.

        The Nominating Committee, which in 2002 was composed of Anthony R. Chase, Peter A. Leidel and Marcus A. Watts, met one time during the last fiscal year. The Nominating Committee recommends candidates for the Board of Directors. The Nominating Committee will consider nominations for directors by shareholders if made in accordance with the Company's bylaws. The Nominating Committee is currently composed of Peter A. Leidel, Marcus A. Watts and Anthony R. Chase.

        During 2002, the Board of Directors held 12 meetings. During 2002, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

Director Compensation

        Ms. Lissner does not receive compensation for serving as a director. In 2002, Messrs. Chase, Cooper, Cornell, Leidel, Phillips, Taylor and Watts received an annual fee of $15,000, a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $1,000 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). In addition, in 2002, Messrs. Cooper and Leidel received a fee of $36,000 and $21,600, respectively, for participation on the Special Committee of the Audit Committee. In February 2000, the Board approved the payment of fees in cash or common stock of the Company, at the election of the director, subject to the provisions of the 2000 Directors Stock Plan, which was adopted by stockholders at the Company's 2001 Annual Meeting. Messrs. Chase, Cooper, Cornell, Leidel, Taylor and Watts were each granted nonqualified options to purchase 5,600 shares of Common Stock under the 1996 Plan in April 2002. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of grant. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

Executive Officers and Other Key Employees

        The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

Name	Age	Position
Leslie A. Balonick	51	Vice President, Mid-West Region
Luis A. Collazo	36	Vice President, Corporate Controller and Chief Accounting Officer
John C. Godlesky	56	Vice President, Eastern Region
John L. Hendrix.	54	Senior Vice President and Chief Financial Officer
Gary L. Henman.	63	Vice President, Adult Secure Institutions
Thomas R. Jenkins	55	President
Kevin B. Kelly	40	Vice President, Treasurer and Corporate Secretary
Patrick N. Perrin	42	Vice President and Chief Administrative Officer
Harry J. Phillips, Jr.	53	Executive Chairman
Laura J. Shol	48	Vice President, Western Region
Marvin H. Wiebe, Jr.	55	Senior Vice President

        Leslie A. Balonick has been Vice President, Mid-West Region since the Company acquired Interventions in November 1999. She previously served as Acting Clinical Director for BHS Consulting Corp. from September 1998 to November 1999 and as Director of Planning and Business Development from 1996 to August 1998. From 1991 to 1996, she served as Regional Manager for Interventions. Ms. Balonick serves as a member of the Women's Committee of the Illinois Department of Human Services, Office of Alcoholism and Substance Abuse Advisory Board and is a Clinically Certified Substance Abuse Counselor.

        Luis A. Collazo has been Corporate Controller and Chief Accounting Officer since November 1999, and a Vice President since December 2002. Prior to November 1999, Mr. Collazo served as Corporate Controller and Vice President of Accounting and Business Processes for IKON Document Services, a division of IKON Office Solutions from September 1993 to November 1999. Mr. Collazo is a Certified Public Accountant.

        John C. Godlesky has been Vice President, Eastern Region, since November 1999 and Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential Programs of Abraxas from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

        John L. Hendrix has been Senior Vice President and Chief Financial Officer since September 1999. Mr. Hendrix previously served as Senior Vice President and Chief Financial Officer of GC Services from 1998 to August 1999. From 1996 to 1998, Mr. Hendrix served as Senior Vice President and Chief Financial Officer of APS Holding Corporation. Mr. Hendrix served as Senior Vice President and Chief Financial Officer at Kay-Bee Toy Stores in 1996 and held various senior financial positions at Kay-Bee Toy Stores since 1991. Mr. Hendrix is a Certified Public Accountant.

        Gary L. Henman has been Vice President, Adult Secure Institutions since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

        Thomas R. Jenkins has been Senior Vice President since May 1999 and Chief Operating Officer of the Company since January 1999. Mr. Jenkins previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice President—Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

        Kevin B. Kelly has served as Vice President since December 2002, and served as Treasurer and Corporate Secretary since November 1999 and was Corporate Controller and Chief Accounting Officer from January 1996 to November 1999. Prior to January 1996, Mr. Kelly was Assistant Controller and Corporate Financial Reporting Manager for American Ecology Corporation from 1993 to 1995. Mr. Kelly is a Certified Public Accountant.

        Patrick N. Perrin has been Vice President since June 2001 and Chief Administrative Officer since November 1998. Prior to November 1998, Mr. Perrin served as Corporate Director of Risk Management, Employee Benefits and Retirement Plans for Tracor, Inc. from November 1991 to October 1998.

        Harry J. Phillips, Jr.    has been a director since January 2001. Mr. Phillips was named Chairman of the Board of Directors of the Company on February 6, 2002 and Executive Chairman of the Company on April 16, 2002. Mr. Phillips is President of Timberlake Interests, Inc. and Phillips Investments, Inc. Mr. Phillips previously served as Chairman and Chief Executive Officer of American Ecology Corporation from 1992 to 1995. Mr. Phillips is a director of Conservatek Industries, Inc. and Aeriform, Inc.

        Laura J. Shol has been Vice President, Western Region since November 1999 and as Vice President, Pre-Release since November 1997, and was Managing Director of Pre-Release Centers since May 1997. She previously served as Director of Community Corrections of the Company from June 1996 through May 1997, and was Senior Regional Administrator of Eclectic Communications, Inc. ("Eclectic") from 1986 to June 1996.

        Marvin H. Wiebe, Jr.    has been Senior Vice President since November 1997 and Vice President since we acquired Eclectic in 1994. He was previously Vice President—Administration and Finance, Vice President—Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years. Mr. Wiebe has served as President of the International Community Corrections Association

and as an auditor for the ACA Commission on Accreditation for Corrections and is a member of the International Community Corrections Association, the California Probation Parole & Correctional Association and the ACA.

Certain Relationships and Related Transactions

        At December 31, 2002, the Company had notes and accrued interest receivable from Mr. Cornell and Mr. Logan in the amounts of $796,691 and $23,160, respectively. The amount for Mr. Cornell was the largest amount of indebtedness outstanding at any time during 2002. With respect to Mr. Logan, the largest amount of indebtedness outstanding during 2002 was $381,604. Interest on the notes, which were incurred upon the exercise of stock options and in connection with other personal matters, is charged annually at a rate of 6.63% and the notes mature in June 2004.

        On October 1, 2002, the Company entered into an employment agreement with Steven W. Logan. Mr. Logan agreed to provide transition services to the Company beginning October 1, 2002, the effective date, and continuing until December 31, 2003. The Company pays Mr. Logan monthly compensation for such services in the amount of $10,000. Mr. Logan also agreed to a restriction of his ability to transact, carry on or otherwise engage in any competitive business until April 30, 2003. Additionally, until December 31, 2003, Mr. Logan may not render competitive business services or assist, carry on or be engaged or otherwise take part in any prohibited activity, which includes (i) competing for any existing contract or contract award of the Company or any contract, proposed contract or bid identified on a list provided by the Company to Mr. Logan or (ii) cause any present customer of the Company to cancel or terminate any existing contract with the Company. Mr. Logan released and waived any and all claims, charges, complaints, grievances or promises of any and every kind against the Company, except the right to indemnification or advancement of expenses from the Company for which he is entitled to under Delaware law or the bylaws or charter of the Company, under any directors and officers insurance policy maintained by the Company, under the Indemnification Agreement between the Company and Mr. Logan dated October 1, 1996 and any right conferred by the employment agreement.

        In September 1997, in connection with the acquisition of Abraxas, the Company entered into a covenant not to compete agreement with Ms. Lissner pursuant to which she agreed for a period of 20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner 10 annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

        Effective as of September 1, 1999, the Company entered into a consultant agreement with David M. Cornell. As compensation for his services, the Company agreed to pay Mr. Cornell an annual salary of at least $255,000 for each of the first four years of the seven-year initial term of the consultant agreement and an annual salary of at least $180,000 for each of the last three years of the seven-year initial term. If the Company and Mr. Cornell agree to renew the consultant agreement for an additional three-year renewal term, the Company has agreed to pay Mr. Cornell an annual salary of at least $300,000 for each of the three years of the renewal term.

        As additional compensation for his services, the Company has agreed to pay Mr. Cornell an annual bonus, subject to certain limitations, equal to $75,000 during the first four years of the initial term and an annual bonus of $60,000 during the last three years of the initial term and during any renewal term. The Company has also agreed to grant Mr. Cornell options to purchase an aggregate of 120,000 shares of the Common Stock in four equal annual installments beginning on September 1, 2000. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the time such options are granted.

        Effective as of September 1, 1999, as part of the consultant agreement that the Company entered into with Mr. Cornell, Mr. Cornell agreed for a period of 10 years not to: (i) within the United States, transact or take part in any competitive business (as defined in the consultant agreement) or render any service to any person or entity engaged in a competitive business; (ii) share in the earnings of, beneficially own any security issued by, or otherwise own any interest in any person or entity engaged in a competitive business within the United States; or (iii) hire or solicit the services of any person or entity employed or engaged to perform services for the Company or any of its affiliates, or cause any such person or entity to leave the employment or services of the Company or any of its affiliates. In consideration of Mr. Cornell's agreements, the Company agreed to pay Mr. Cornell $10,000 per month during the seven-year initial term of the consultant agreement.

        The Company maintains a key-man life insurance policy for Mr. Cornell and made payments related to this policy of approximately $214,000 for the year ended December 31, 2002.

        Mr. Watts, a director of the Company, is a partner in the law firm of Locke Liddell & Sapp LLP ("LLS"). The Company paid legal fees to LLS and LLS performed legal services for the Company in 2002.

Audit Committee Report

        In connection with the December 31, 2002 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (4) discussed with the independent accountant its independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. In March 2000, the Board of Directors adopted a written charter for the Audit Committee.

                      The Audit Committee:
                      Anthony R. Chase
                      Peter A. Leidel
                      Tucker Taylor

Compensation Committee Report

        The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. Prior to March 4, 2002, the Compensation Committee was composed of Anthony R. Chase, Harry J. Phillips, Jr. and Tucker Taylor, each an independent, non-employee director. Effective March 4, 2002, Mr. Phillips resigned as a committee member following his assumption of certain executive responsibilities with the Company. The Compensation Committee is currently composed of Tucker Taylor and Anthony R. Chase.

        The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

        The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

  (i)
  Recommend executive officer total compensation in relation to Company performance;

  (ii)
  Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

  (iii)
  Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

  (iv)
  Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

        The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses and/or other arrangements, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

        Base Salary. Each fiscal year the Compensation Committee establishes the salary for the Executive Chairman, and along with the Executive Chairman, reviews and approves an annual salary plan for the Company's executive officers. This salary plan is initially developed by the Executive Chairman. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

        Cash Bonuses. The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

        Stock Options. The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company, and the Broad-Based Plan authorizes the issuance of non-qualified stock options to employees with prescribed limits of options that may be granted to executive officers. Subject to general limits prescribed by the 1996 Plan and the Broad-Based Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period. In 2002, the Company granted options to the named executive officers as follows: 125,000 shares to Mr. Phillips, 15,000 shares to Mr. Jenkins, 15,000 shares to Mr. Hendrix and 10,000 shares to Mr. Perrin. Further information about these option grants is contained in the table titled "Option Grants in 2002".

        Executive Chairman's Compensation. The Compensation Committee's basis for compensation of the Executive Chairman is derived from the same considerations addressed above. Mr. Phillips participates in the same executive compensation plans available to the other executive officers. During 2002, the annual base salary of Mr. Phillips was set at $360,000. The compensation level established for

Mr. Phillips was consistent with the compensation levels of chief executive officers of similar-sized companies, reflecting Mr. Phillips's management expertise and recognized his continued leadership of the Company.

        On June 13, 2002, the Company granted to Mr. Phillips stock options to purchase 125,000 shares of Common Stock under the 1996 Plan in connection with Mr. Phillips assuming the position of Executive Chairman. The options vested 20% on the date of grant and the remainder vest ratably over four years beginning January 1, 2003 with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

        Submitted by the Compensation Committee of the Company's Board of Directors.

                      Anthony R. Chase
                      Tucker Taylor

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board are Messrs. Taylor and Chase. None of these directors has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Executive Compensation

        The following table sets forth compensation information for the Executive Chairman, the former chief executive officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options	All Other Compensation(1)
		($)	($)	(#)	($)
Harry J. Phillips, Jr. (2) Executive Chairman	2002 2001 2000	180,000 — —	— — —	125,000 — —	5,412 — —
Steven W. Logan (3) Former President and Chief Executive Officer	2002 2001 2000	389,070 425,000 300,000	— 205,000 —	— 75,000 36,667	6,131 6,128 5,441
Thomas R. Jenkins (4) President and Chief Operating Officer	2002 2001 2000	265,000 250,000 180,000	— 80,000 —	15,000 — 33,333	6,884 5,952 5,062
John L. Hendrix Senior Vice President and Chief Financial Officer	2002 2001 2000	265,000 250,000 225,000	— 65,000 —	15,000 — 70,000	5,590 4,802 1,744
Patrick N. Perrin Vice President and Chief Administrative Officer	2002 2001 2000	160,000 150,000 135,000	— 30,000 —	10,000 — 7,500	5,381 1,920 2,794
Marvin H. Wiebe Senior Vice President	2002 2001 2000	153,239 148,250 148,250	— — —	— — 22,445	5,074 3,977 4,568

(1)
Amounts in 2002 for Messrs. Phillips, Logan, Jenkins, Hendrix, Perrin and Wiebe include (i) the Company's 401(k) matching contributions of $4,985, $5,773, $5,781, $5,000, $5,250, and $4,539, respectively, and (ii) group term life insurance premiums of $428, $358, $1,103, $590, $131 and $534, respectively.

(2)
Mr. Phillips has served as Executive Chairman since April 16, 2002.

(3)
Mr. Logan served as Chief Executive Officer until April 2002 and President until September 18, 2002.

(4)
Mr. Jenkins has served as President since September 18, 2002.

        The following table presents information regarding options granted to each of the named executive officers in 2002.

OPTION GRANTS IN 2002

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
		Percentage of Total Options Granted to Employees in 2002
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Harry J. Phillips, Jr.	125,000	39.9%	$9.99	6/13/12	$785,332	$1,990,186
Steven W. Logan	—	—	—	—	—	—
Thomas R. Jenkins	15,000	4.8%	$12.80	4/30/12	$120,748	$305,999
John L. Hendrix	15,000	4.8%	$12.80	4/30/12	$120,748	$305,999
Patrick N. Perrin	10,000	3.2%	$12.80	4/30/12	$80,499	$205,999
Marvin H. Wiebe	—	—	—	—	—	—

(1)
The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

        The following table presents information regarding options exercised in 2002 and the value of options outstanding at December 31, 2002 for each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Number of Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)
Harry J. Phillips, Jr.	—	—	32,500	107,500	$27,150	$27,150
Steven W. Logan	11,250	$90,338	158,457	164,334	$603,485	$95,336
Thomas R. Jenkins	—	—	32,666	30,668	$82,664	$70,668
John L. Hendrix	—	—	38,000	47,000	$160,000	$140,000
Patrick N. Perrin	—	—	15,000	17,500	$15,000	$22,500
Marvin H. Wiebe	—	—	25,000	22,445	$50,400	$89,780

(1)
The excess, if any, of the market value of Common Stock at December 31, 2002 ($9.00) over the option exercise price(s).

(2)
All of these options become immediately exercisable upon a change in control of the Company.

Performance Graph

        The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of December 31, 1997 and that all dividends were reinvested on a quarterly basis.

(1)
The Company's 2002 peer group consists of the following companies: Corrections Corporation of America, Wackenhut Corrections Corporation and Correctional Services Corporation.

Severance Agreements

        In December 1999, the Company entered into severance agreements with John L. Hendrix, Thomas R. Jenkins and Patrick N. Perrin. The Company previously had a severance agreement with Steven W. Logan, which was terminated in September 2002. If a listed officer's employment with the Company is terminated for any reason within a year after a change in control (as defined in the severance agreements), the Company has agreed that all stock options, restricted stock awards and similar awards granted to the terminated officer by the Company prior to the termination date will vest immediately on the termination date. In addition, the Company has agreed to make the following severance payments upon such a termination:

  (i)
  with respect to each of Mr. Hendrix and Mr. Jenkins, a payment equal to two times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date; and

  (ii)
  with respect to Mr. Perrin, a payment equal to the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date.

        The Company has agreed to pay the severance amounts in a lump sum in cash (i) on the termination date if the Company terminates the officer and (ii) within 30 days after the termination date if the officer's employment is terminated by the officer or upon the officer's death or retirement.

Audit Fees and other Information about Accountants

        On May 30, 2002, upon the recommendation of the Company's Audit Committee, the Board of Directors approved the dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as the Company's independent auditors for the year ending December 31, 2002. The change in auditors was effective immediately.

        Arthur Andersen's reports on the Company's consolidated financial statements as of and the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of the two fiscal years ended December 31, 2001 and through May 30, 2002 there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen provided the Company with a letter, dated May 31, 2002, stating its agreement with such statements.

        During the two fiscal years ended December 31, 2001 and through May 30, 2002 the Company did not consult PricewaterhouseCoopers with respect to the application of generally accepted accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Audit fees billed to the Company by PricewaterhouseCoopers and Arthur Andersen for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year were as follows:

	PricewaterhouseCoopers	Arthur Andersen
Audit Fees	$235,350	$10,000 (1)

(1)
Represents fees billed by Arthur Andersen prior to its dismissal on May 30, 2002.

Financial Information Systems Design and Implementation Fees

        Neither PricewaterhouseCoopers nor Arthur Andersen performed any information systems design or implementation services for the Company in 2002.

All Other Fees

        Fees billed to the Company by PricewaterhouseCoopers during the Company's 2002 fiscal year for all other non-audit services rendered to the Company totaled $38,225. Fees billed to the Company by Arthur Andersen during the Company's 2002 fiscal year for all other non-audit services rendered to the Company totaled $51,000.

        The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers and, prior to its dismissal on May 30, 2002, Arthur Andersen is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of PricewaterhouseCoopers LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2003. This firm has acted as independent public accountants for the Company since May 30, 2002.

        Members of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

        The Board of Directors recommends that stockholders approve the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants. In accordance with the Company's Amended and Restated Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

        The Company recommends voting "For" Proposal No. 2

PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

        The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

        Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2004 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than January 8, 2004, to be included in the proxy statement relating to that meeting.

        Any holder of Common Stock of the Company desiring to nominate a person for election to the Board of Directors of the Company, or desiring to bring business before the 2004 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, within the periods set forth in the provisions of the Company's amended and restated bylaws summarized below. The written notice must comply with the provisions of the Company's amended and restated bylaws summarized below.

        The Company's amended and restated bylaws provide that, for any stockholder to nominate a person for election to the Board of Directors of the Company, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the first anniversary of the date of the previous year's Annual Meeting of stockholders; provided, however, that if no Annual Meeting of stockholders was held in the previous year or if the date of the Annual Meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. Any stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder.

        The Company's amended and restated bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                      By Order of the Board of Directors

                      Kevin B. Kelly, Secretary

April 30, 2003

        THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

PROXY	CORNELL COMPANIES, INC.	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Cornell Companies, Inc. (the "Company") hereby appoints Harry J. Phillips, Jr. and John L. Hendrix, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, June 12, 2003, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

        The Board of Directors recommends a vote "FOR" the nominees set forth below.

PROPOSAL 1:	ELECTION OF DIRECTORS	/ /	FOR the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

Anthony R. Chase	Harry J. Phillips, Jr.	Tucker Taylor
Arlene R. Lissner	D. Stephen Slack	Marcus A. Watts

        The Board of Directors recommends a vote "FOR" the ratification set forth below.

PROPOSAL 2:	RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	/ /	FOR	/ /	AGAINST
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. All prior proxies are hereby revoked.

Signature(s)
Dated ___________________________________________________ , 2003
(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.

QuickLinks

SOLICITATION AND REVOCABILITY OF PROXIES
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1—ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING